UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2012

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

The information contained in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On February 8, 2012, Dolby Laboratories, Inc. (the “Company”) announced that its Board of Directors had approved increasing the size of its stock repurchase program by an additional $100 million, bringing the approximate amount available for future repurchases of the Company’s Class A Common Stock to $436 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as the Company considers appropriate. The Company issued a press release on February 8, 2012 announcing the addition to its stock repurchase program.

The Company is also making certain revisions to its financial targets for fiscal 2012 solely as a result of changes to its stock repurchase program. The Company’s target with respect to diluted shares outstanding is being revised from approximately 110 million to approximately 108 million. This revised target leads to an updated fiscal 2012 diluted earnings per share target range of $2.35 to $2.66 on a GAAP basis (from $2.31 to $2.61) and $2.76 to $3.07 on a non-GAAP basis (from $2.71 to $3.02).

These statements relating to the Company’s intention to repurchase its Class A Common Stock in the future and relating to the Company’s expectations regarding diluted earnings per share for fiscal 2012, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with changing stock market conditions, the amount and timing of any stock repurchases under the Company’s stock repurchase program and the Company’s ability to make appropriate, timely, and beneficial decisions as to when, how, and whether to purchase shares under the stock repurchase program, alternative uses of the Company’s capital, the occurrence of events or circumstance that may otherwise affect its revenues, net income and earnings per share, and other risks detailed in the Company’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Quarterly Report on Form 10-Q. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. To the extent it relates to updated financial targets, Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

A reconciliation between projected GAAP and non-GAAP diluted earnings per share is provided at the end of the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Dolby Laboratories, Inc. dated February 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date: February 8, 2012	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Dolby Laboratories, Inc. dated February 8, 2012

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